Natural Gas Services Group, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2015

This report for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG). These requirements apply to registrants regardless of the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the Covered Countries), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the conflict minerals’ source and chain of custody. The registrant must annually submit a report, Conflict Minerals Report (CMR), to the SEC that includes a description of those due diligence measures.

ITEM 1.     Company Overview

This report has been prepared and approved by management of Natural Gas Services Group, Inc. (herein referred to as “NGS,” the “Company,” “we,” “us,” or “our”).

We are a leading provider of small to medium horsepower compression equipment to the natural gas industry. We focus primarily on the non-conventional natural gas production business in the United States. We manufacture, fabricate and rent natural gas compressors that enhance the production of natural gas wells and provide maintenance services for those compressors. In addition, we sell custom fabricated natural gas compressors to meet customer specifications dictated by well pressures, production characteristics and particular applications. We also manufacture and sell flare systems for oil and gas plant and production facilities.

ITEM 2.     Products Overview

We conducted an analysis of our products and found 3TG is contained in the components used to manufacture and fabricate compressors and flares. Therefore, the products that we manufacture are subject to the reporting obligations of Rule 13p-1.

We defined the scope of our conflict minerals due diligence to include only components purchased to manufacture and fabricate our compressors and flares. We excluded purchases related to rebuilds/maintenance on rented or customer units and straight part sales, as they do not meet the requirements under the Rule.

ITEM 3.     Supply chain

We are a “downstream” company with many tiers in our supply chain, and are therefore relying upon our suppliers to provide information on the origin of any 3TG contained in the components and materials supplied to us, including sources of 3TG that are supplied to them from their sub-tier suppliers. We are integrating a responsible sourcing of minerals requirement with our Conflict Minerals Policy. Our suppliers will be expected to provide the 3TG sourcing information to us annually per our Conflict Minerals Policy, thus we are relying and dependent upon our suppliers’ own due diligence work and their timely and accurate reporting of their due diligence We adopted the standard EICC-GeSI Conflict Minerals Reporting Template and sent the questionnaire to our above described suppliers.

ITEM 4.     Reasonable Country of Origin Inquiry (RCOI) and RCOI conclusion

Due to the limited information provided to us by our suppliers during our inquiry, we are not yet able to identify all of the various smelting facilities that processed the 3TG contained in our products. Due to the breadth and complexity of Natural Gas Services Group, Inc.’s products and respective supply chain, it will take time for many of our suppliers to verify the origin of all of the minerals. Using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard EICC-GeSI template, and continuing our outreach efforts we hope to develop further transparency in our supply chain.

ITEM 5.     Conflict Minerals Status Analysis and Conflict Status conclusion

Natural Gas Services Group, Inc. has concluded that due to the limited information received from our suppliers, we are not yet able to determine the mine or other origin of all the minerals incorporated into the compressors and flares delivered to our customers in 2015.

ITEM 6A.     Due Diligence Program

Conflict Minerals Policy

We have adopted the following conflict minerals policy:

Natural Gas Services Group, Inc.
Conflict Minerals Policy

In July 2010, the Wall Street Reform and Consumer Protection Act, also known as the Dodd-Frank Act, was signed into law. Although the focus of the Act is financial market regulatory reforms, it also imposes requirements relating to “Conflict Minerals.” Specifically, section 1502 of the Act imposes Security and Exchange Commission (SEC) reporting requirements upon publicly-traded companies whose products contain metals derived from minerals defined as “Conflict Minerals.” “Conflict Minerals” refers to tin, tantalum, tungsten and gold (or derivatives) mined in the eastern provinces of the Democratic Republic of the Congo (DRC) and in the adjoining countries (known as the “Conflict Region”), where revenues may be directly or indirectly financing armed groups engaged in civil war resulting in serious social and environmental abuses.

Natural Gas Services Group, Inc. (“NGS”) is committed to complying with the reporting obligations required under Section 1502 of the Act and any related rules and regulations issued by the SEC. Furthermore, NGS intends to adopt the EICC Due Diligence reporting process and obtain chain of custody declaration from all NGS sourced and managed suppliers ensuring transparency and corporate social responsibility in our supply chain.

•	In order to do this, NGS has the following expectations from our Suppliers:

•	To consider the adoption of a policy regarding conflict minerals;

•	To provide a timely response to our inquiries and questionnaires;

•	To provide assistance in reaching out to their suppliers;

•
To supply “DRC Conflict Free” materials to the best of their ability, i.e. if a conflict mineral is present in the item being supplied, take reasonable steps to ensure that it originates from a non-conflict area or from smelters that have been validated by an independent private sector party to be conflict free; and

•	To inform us of any materials supplied that are not “DRC Conflict Free.”

Our policy is publicly available on our website at www.ngsgi.com.

ITEM 6B.     Due Diligence Process

Design of Due Diligence

Our due diligence measures have and are being designed to conform, in all material respects, with the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas 2nd Edition (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten.

Management Systems

As mentioned above, our due diligence measures have and are being designed based of the OECD Framework, therefore, we have established a management system over conflict minerals. This included adopting a company policy which is posted on our website at www.ngsgi.com, establishing an internal conflict minerals team, gathering information from our suppliers, and reinforcing our grievance mechanisms, which are described more in-depth in the following captions of this section.

Internal Team

NGS utilizes our existing management system/team for conflict minerals. Our management system/team includes our VP of Technical Services, Chief Financial Officer and Chief Executive Officer. There are supported by a team of subject matter experts from relevant functions such as, purchasing, quality control, and manufacturing. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by a Financial Reporting Manager who acts as the conflict minerals program manager. Senior management is briefed about the results of our due diligence efforts on a periodic basis.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have engaged a third party data collection and software vendor, iPoint, to send and receive supplier RCOI questionnaires. Feedback from this engagement has allowed us to gather and review the conclusions and statements rendered in this report.

Escalation Procedures

We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of NGS’s policies. Any violations of policy can be reported internally through the chain of management or directly to an appropriate level within the Company. We also deploy a whistle blower/hotline for issues that need attention without utilizing the chain of management.

Maintain records

Natural Gas Services Group, Inc. has established our due diligence compliance process and set forth documentation and record maintenance mechanism to ensure the retention of relevant documentation in a structured electronic database.

ITEM 6C.     Steps to be taken to mitigate risk and maturing due diligence program

As we move towards further developing our due diligence program, we intend to take the following steps to continue to mitigate any possible risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

•	Enhance supplier communication and response process to improve due diligence data accuracy and completion; and

•	Support industry efforts to continue to influence additional smelters to obtain CFS status through our supply chain, where possible.

ITEM 7.     Identify and assess risk in the supply chain

Because of our size, the complexity of the components in our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Accordingly we participate in a number of industry-wide initiatives as described above.

We have identified approximately 2,700 components purchased from 191 direct suppliers. We rely on these suppliers, whose components contain 3TG, to provide us with information about the source of conflict minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

ITEM 8.     Design and Implement a Strategy to Respond to Risks

Natural Gas Services Group, Inc. will work with our suppliers who are sourcing 3TG from a non-Conflict Free smelter to establish an alternative source of 3TG from a Conflict Free smelter, within a reasonable time frame. The time frame will be dependent on the criticality of the specific part and availability of alternative suppliers. Currently, we have found no instances where changing suppliers is necessary.

ITEM 9.     Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified
Points in the Supply Chain

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. We rely on the audits performed by the CFSI.

ITEM 10.     Report on supply chain due diligence

In addition to this report, see our website at www.ngsgi.com for further information about our supply chain due diligence.

Due Diligence Process

We conducted a survey of those suppliers described above using the template developed by the Electronic Industry Citizenship Coalition® (“EICC®”) and The Global e-Sustainability Initiative (“GeSI”) (referred to as the “Template”). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on EICC’s website. The Template is being used by many companies in their due diligence processes related to conflict minerals.

Survey Responses

We received responses approximately 32% of the suppliers surveyed which covers 65% of the components identified above. We reviewed the responses against internally developed criteria to determine which required further engagement with our suppliers. If a response was untimely or incomplete, we have worked directly with our suppliers to provide revised responses.

Through iPoint, Natural Gas Services Group created and maintained a database of a majority of all templates sent and the supplier received responses (a few replied back through memos or Excel spreadsheets which are also being kept). The large majority of the responses received provided data at a company or divisional level or, were unable to connect the smelters or refiners used in the components supplied to NGS (all smelters and refiners supplied were from non-conflict area). Thus, we are therefore unable to determine whether any of the conflict minerals reported by the suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.

Efforts to determine mine or location of origin

Through our participation in the OECD implementation programs and requesting our suppliers to complete the Template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

Smelters or Refiners

As mentioned above, the majority of the responses received provided data at the company or divisional level or, were able to connect the smelters or refiners used in the components supplied to NGS. Based on the information provided, NGS believes the smelters and refiners that may have been used to produce 3TG minerals in NGS’s compressors and flares include those listed in Annex I. Based on information provided by our suppliers and information available from the CFSI, NGS believes that the countries of origin of 3TG minerals processed by these smelters and refiners includes the countries listed in Annex II. Of the supplier-reported smelters or refiners, 2 were identified as potentially sourcing minerals from the DRC or adjoining countries; however, all 2 of these smelters or refiners are indicated by CFSI to be conflict-free. NGS found no reasonable basis for concluding that any 3TG minerals known to be in its supply chain directly or indirectly financed or benefited armed groups in the DRC or surrounding countries.

Annex 1

Metal	Smelter Name	Smelter Country
Gold (Au)	Acade Noble Metal (Zhao Yuan) Corporation	China
Gold (Au)	Advanced Chemical Company	United States
Gold (Au)	Aida Chemical Industries Co., Ltd.	Japan
Gold (Au)	Aktyubinsk Copper Company TOO	Kazakhstan
Gold (Au)	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold (Au)	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold (Au)	Argor-Heraeus SA	Switzerland
Gold (Au)	Asahi Pretec Corporation	Japan
Gold (Au)	Asahi Refining Canada Limited	Canada
Gold (Au)	Asahi Refining USA Inc.	United States
Gold (Au)	Asaka Riken Co., Ltd.	Japan
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold (Au)	Aurubis AG	Germany
Gold (Au)	Baiyin Nonferrous Metals Corporation (BNMC)	China
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold (Au)	Bangkok Assay	Thailand
Gold (Au)	Bauer Walser AG	Germany
Gold (Au)	Boliden AB	Sweden
Gold (Au)	C. Hafner GmbH + Co. KG	Germany
Gold (Au)	Caridad	Mexico
Gold (Au)	CCR Refinery - Glencore Canada Corporation	Canada
Gold (Au)	Cendres + Métaux SA	Switzerland
Gold (Au)	Changzhou Chemical Research Institute Co. Ltd.	China
Gold (Au)	Cheong Hing Company	Hong Kong
Gold (Au)	Chernan Metal Technology co., Ltd	China
Gold (Au)	Chimet S.p.A.	Italy
Gold (Au)	China Golddeal Investment Co. Ltd	China
Gold (Au)	China National Gold Group Corporation	China
Gold (Au)	China Nonferrous Metal Mining (Group) Co., Ltd.	China
Gold (Au)	China Sino-Platinum Metals Co.,Ltd	China
Gold (Au)	Chugai Mining	Japan
Gold (Au)	Codelco	Chile
Gold (Au)	Colt Refining	United States

Metal	Smelter Name	Smelter Country
Gold (Au)	CORE PMG	Germany
Gold (Au)	Daejin Indus Co. Ltd	Republic of Korea
Gold (Au)	DaeryongENC	Republic of Korea
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	China
Gold (Au)	DODUCO GmbH	Germany
Gold (Au)	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	China
Gold (Au)	Dowa	Japan
Gold (Au)	Dr.-Ing. Max Schloetter GmbH & Co. KG	Germany
Gold (Au)	DRW	United States
Gold (Au)	DSC (Do Sung Corporation)	Republic of Korea
Gold (Au)	Echememi Enterprise Corp. (Futures Exchange)	China
Gold (Au)	Eco-System Recycling Co., Ltd.	Japan
Gold (Au)	Elemetal Refining, LLC	United States
Gold (Au)	Emirates Gold DMCC	United Arab Emirates
Gold (Au)	ESG Edelmetallservice GmbH & Co. KG	Germany
Gold (Au)	Evonik Degussa GmbH	Germany
Gold (Au)	Faggi Enrico S.p.A.	Italy
Gold (Au)	Feinhütte Halsbrücke GmbH	Germany
Gold (Au)	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold (Au)	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold (Au)	Geib Refining Corporation	United States
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold (Au)	Guandong Jinding Material co., Ltd.	China
Gold (Au)	Guangdong Gao Yao He Tai Gold Mining	China
Gold (Au)	Guangdong Hua Jian Trade Co Ltd	China
Gold (Au)	Guangdong Jinding Gold Limited	China
Gold (Au)	Guangdong Mingfa Precious Metal Co, Ltd	China
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold (Au)	Harima Smelter	Japan
Gold (Au)	Heesung Catalysts Corp	Republic of Korea
Gold (Au)	Heesung Metal Ltd	Republic of Korea
Gold (Au)	Heimerle + Meule GmbH	Germany
Gold (Au)	Henan Lingbao Jinyuan Mining Co	China
Gold (Au)	Heraeus Ltd. Hong Kong	Hong Kong
Gold (Au)	Heraeus Ltd. Hong Kong	China
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold (Au)	Heraeus USA	United States
Gold (Au)	Hishikari Gold Mine	Japan
Gold (Au)	Hon Hai Precision Co., Ltd.	Taiwan
Gold (Au)	Hon Shen Co. Ltd	Taiwan
Gold (Au)	House of Currency of Brazil (Casa da Moeda do Brazil)	Brazil
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	China
Gold (Au)	Hutti Gold Mines Co	India
Gold (Au)	Hwasung CJ Co., Ltd.	Republic of Korea
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	Japan
Gold (Au)	Istanbul Gold Refinery	Turkey
Gold (Au)	Japan Mint	Japan

Metal	Smelter Name	Smelter Country
Gold (Au)	Japan Pure Chemical	Japan
Gold (Au)	Jiangxi Copper Company Limited	China
Gold (Au)	Jin Jinyin refining limited	China
Gold (Au)	JinBao Electronic Co.,Ltd.	China
Gold (Au)	Jinfeng Gold Mine Smelter	China
Gold (Au)	Jinlong Copper Co., Ltd.	China
Gold (Au)	Johnson Matthey Hong Kong Ltd.	China
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold (Au)	JSC Uralelectromed	Russian Federation
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold (Au)	Kaloti Precious Metals	United Arab Emirates
Gold (Au)	Kanfort Industrial (Yantai) Co. Ltd.	China
Gold (Au)	Kazakhmys Smelting LLC	Kazakhstan
Gold (Au)	Kazzinc	Kazakhstan
Gold (Au)	Kee Shing	Hong Kong
Gold (Au)	Kennecott Utah Copper LLC	United States
Gold (Au)	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold (Au)	Kojima Chemicals Co., Ltd.	Japan
Gold (Au)	Korea Metal Co., Ltd.	Republic of Korea
Gold (Au)	Korea Zinc Co. Ltd.	Republic of Korea
Gold (Au)	Kovohute Pribram Nastupickna a.s.	Czech Republic
Gold (Au)	KYOCERA	Japan
Gold (Au)	Kyrgyzaltyn JSC	Kyrgyzstan
Gold (Au)	L' azurde Company For Jewelry	Saudi Arabia
Gold (Au)	Lingbao Gold Co., Ltd.	China
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold (Au)	LINXENS	France
Gold (Au)	LITTELFUSE	United States
Gold (Au)	LS-NIKKO Copper Inc.	Republic of Korea
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold (Au)	Materion	United States
Gold (Au)	Matsuda Sangyo Co., Ltd.	Japan
Gold (Au)	Metahub Industries Sdn. Bhd.	Malaysia
Gold (Au)	Metallic Resources Inc	United States
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	China
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	China
Gold (Au)	Metalor Technologies SA	Switzerland
Gold (Au)	Metalor USA Refining Corporation	United States
Gold (Au)	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Gold (Au)	Mitsubishi Materials Corporation	Japan
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	India
Gold (Au)	Morigin Company	Japan
Gold (Au)	Morris and Watson	New Zealand
Gold (Au)	Moscow Special Alloys Processing Plant	Russian Federation
Gold (Au)	N.E. Chemcat Corporation	Japan
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold (Au)	Nanchang Shenghua Non-ferrous Metals	China

Metal	Smelter Name	Smelter Country
Gold (Au)	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold (Au)	Nihon Material Co., Ltd.	Japan
Gold (Au)	Niihama Toyo Smelter & Refinery	Japan
Gold (Au)	Ningbo Kangqiang Electronics	China
Gold (Au)	Nyrstar Metal	Australia
Gold (Au)	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold (Au)	OJSC Kolyma Refinery	Russian Federation
Gold (Au)	OJSC Novosibirsk Refinery	Russian Federation
Gold (Au)	PAMP SA	Switzerland
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	China
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold (Au)	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold (Au)	PX Précinox SA	Switzerland
Gold (Au)	Rand Refinery (Pty) Ltd.	South Africa
Gold (Au)	Remondis Argentia B.V.	Netherlands
Gold (Au)	Republic Metals Corporation	United States
Gold (Au)	Rohm & Haas Electronic Materials Ltd	Singapore
Gold (Au)	Royal Canadian Mint	Canada
Gold (Au)	rui sheng	Indonesia
Gold (Au)	Sabin Metal Corp.	United States
Gold (Au)	Safimet S.p.A.	Italy
Gold (Au)	Samduck Precious Metals	Republic of Korea
Gold (Au)	SAMWON Metals Corp.	Republic of Korea
Gold (Au)	SAXONIA Edelmetalle GmbH	Germany
Gold (Au)	Schone Edelmetaal B.V.	Netherlands
Gold (Au)	Scotia Mocatta, The Bank of Nova Scotia	Hong Kong
Gold (Au)	SEMPSA Joyería Platería SA	Spain
Gold (Au)	Sewon Industry Company Korea	Republic of Korea
Gold (Au)	Shandong Gold Mining Co., Ltd.	China
Gold (Au)	Shandong Hengbang Smelting Co., Ltd	China
Gold (Au)	Shandong Humon Smelting Co., Ltd.	China
Gold (Au)	Shandong Jun Mai Fu	China
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold (Au)	Shanghai Kyocera Electronics Co, Ltd	China
Gold (Au)	Shen Zhen Thousand Island Ltd.	China
Gold (Au)	Shenzhen Chemicals & Light Industry Co., Ltd.	China
Gold (Au)	Shenzhen Fujun Material Technology Co, Ltd	China
Gold (Au)	Shenzhen Heng Zhong Industry Co.,Ltd.	China
Gold (Au)	Shenzhen Tiancheng Chemical Co., Ltd.	China
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold (Au)	Singway Technology Co., Ltd.	Taiwan
Gold (Au)	SINO-PLATINUM METALS CO.,LTD	China
Gold (Au)	So Accurate Group, Inc.	United States
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold (Au)	Solar Applied Materials Technology Corp.	Taiwan

Metal	Smelter Name	Smelter Country
Gold (Au)	Sudan Gold Refinery	Sudan
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	Japan
Gold (Au)	Super Dragon Technology Co., Ltd.	Taiwan
Gold (Au)	Suzhou Xingrui Noble	China
Gold (Au)	T.C.A S.p.A	Italy
Gold (Au)	Tai Zhou Chang San Jiao Electron Co., Ltd.	China
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold (Au)	Technic Inc	United States
Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold (Au)	Tokuriki Honten Co., Ltd.	Japan
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold (Au)	Torecom	Republic of Korea
Gold (Au)	Umicore Brasil Ltda.	Brazil
Gold (Au)	Umicore Galvanotechnik GmbH	Germany
Gold (Au)	Umicore Precious Metal Refining	United States
Gold (Au)	Umicore Precious Metals Thailand	Thailand
Gold (Au)	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold (Au)	Uniforce Metal Industrial Corp.	Hong Kong
Gold (Au)	United Precious Metal Refining, Inc.	United States
Gold (Au)	Valcambi SA	Switzerland
Gold (Au)	Western Australian Mint trading as The Perth Mint	Australia
Gold (Au)	WIELAND Edelmetalle GmbH	Germany
Gold (Au)	Williams Gold Refining Co, Inc	United States
Gold (Au)	Wuxi Middle Treasure Materials	China
Gold (Au)	Yamamoto Precious Metal Co., Ltd.	Japan
Gold (Au)	Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.	China
Gold (Au)	Yokohama Metal Co., Ltd.	Japan
Gold (Au)	Yoo Chang Metal, Inc	Republic of Korea
Gold (Au)	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Gold (Au)	Yunnan Copper Industry Co., Ltd.	China
Gold (Au)	Yunnan Metallurgical Group Co, Ltd	China
Gold (Au)	Zhaojin Mining Industry Co. Ltd	China
Gold (Au)	Zhejiang suijin	China
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold (Au)	Zijin Mining Group Co. Ltd	China
Gold (Au)	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum (Ta)	AMG Advanced Metallurgical Group	United States
Tantalum (Ta)	BÖHLER Schmiedetechn	Austria
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum (Ta)	Chaozhou Xianglu Tun	China
Tantalum (Ta)	Conghua Tantalum and Niobium Smeltry	China
Tantalum (Ta)	D Block Metals, LLC	United States
Tantalum (Ta)	Designed Alloys	United States
Tantalum (Ta)	Duoluoshan	China
Tantalum (Ta)	Ethiopian Minerals Development Share Company	Ethiopia
Tantalum (Ta)	Exotech Inc.	United States
Tantalum (Ta)	F&X Electro-Materials Ltd.	China
Tantalum (Ta)	FIR Metals & Resource Ltd.	China
Tantalum (Ta)	Gannon & Scott	United States

Metal	Smelter Name	Smelter Country
Tantalum (Ta)	Global Advanced Metals	United States
Tantalum (Ta)	Global Advanced Metals Aizu	Japan
Tantalum (Ta)	Global Advanced Metals Boyertown	United States
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum (Ta)	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum (Ta)	H.C. Starck Co., Ltd.	Thailand
Tantalum (Ta)	H.C. Starck Group	Germany
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	Germany
Tantalum (Ta)	H.C. Starck Inc.	United States
Tantalum (Ta)	H.C. Starck Ltd.	Japan
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum (Ta)	Hi-Temp Specialty Metals, Inc.	United States
Tantalum (Ta)	Hunan Chenzhou Mining Group Co	China
Tantalum (Ta)	Ishifuku Metal Industry Co., Ltd.	Japan
Tantalum (Ta)	Jade-Sterling	United States
Tantalum (Ta)	Jiangmen F&X Electro-Materials Ltd	China
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum (Ta)	Jiangxi Tungsten Industry Group Co Ltd	China
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	China
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum (Ta)	JX Nippon Mining & Metals Co., Ltd	Japan
Tantalum (Ta)	KEMET Blue Metals	Mexico
Tantalum (Ta)	KEMET Blue Powder	United States
Tantalum (Ta)	King-Tan Tantalum Industry Ltd	China
Tantalum (Ta)	LSM Brasil S.A.	Brazil
Tantalum (Ta)	Metaldo Co, Ltd	Japan
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	India
Tantalum (Ta)	Mineração Taboca S.A.	Brazil
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum (Ta)	Molycorp Silmet A.S.	Estonia
Tantalum (Ta)	Nantong Tongjie Electrical Co., Ltd.	China
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum (Ta)	NIPPON MINING & METALS	Japan
Tantalum (Ta)	Pan Pacific Copper Co. Ltd.	Japan
Tantalum (Ta)	Plansee	Austria
Tantalum (Ta)	PM Kalco Inc	United States
Tantalum (Ta)	Posco	Republic of Korea
Tantalum (Ta)	QuantumClean	United States
Tantalum (Ta)	Resind Indústria e Comércio Ltda.	Brazil
Tantalum (Ta)	RFH Tantalum Smeltry Co., Ltd	China
Tantalum (Ta)	Shanghai Jiangxi Metals Co. Ltd.	China
Tantalum (Ta)	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum (Ta)	Taki Chemicals	Japan
Tantalum (Ta)	Talley Metals	United States
Tantalum (Ta)	Tantalite Resources	South Africa
Tantalum (Ta)	Telex Metals	United States
Tantalum (Ta)	Tranzact, Inc.	United States

Metal	Smelter Name	Smelter Country
Tantalum (Ta)	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum (Ta)	Yao gang xian mining	China
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum (Ta)	Zhuzhou Cemented Carbide	China
Tin (Sn)	5N Plus Lübeck GmbH	Germany
Tin (Sn)	A.M.P.E.R.E.	France
Tin (Sn)	A.M.P.E.R.E. Deutsch	Germany
Tin (Sn)	ACuPowder International, LLC	United States
Tin (Sn)	Alpha	United States
Tin (Sn)	Amalgamated Metals Corporation	United Kingdom
Tin (Sn)	American Iron and Metal	Canada
Tin (Sn)	Ami Bridge Enterprise Co., Ltd.	China
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin (Sn)	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	China
Tin (Sn)	Arco Alloys	United States
Tin (Sn)	Assaf Conductors Ltd.	United States
Tin (Sn)	ATLAS PACIFIC CORPORATION	United States
Tin (Sn)	Atotech	Germany
Tin (Sn)	AURA-II	United States
Tin (Sn)	Aurubis Netherlands B.V.	Netherlands
Tin (Sn)	B T Solders Pvt Ltd	India
Tin (Sn)	Baoshida - Swissmetal	Switzerland
Tin (Sn)	BEST METAIS	Brazil
Tin (Sn)	Bonoka.Beliting INDONESIA	Indonesia
Tin (Sn)	BOYI METAL ELECTRO FTY	China
Tin (Sn)	BRIGHT-E	China
Tin (Sn)	Brinkmann Chemie AG	Germany
Tin (Sn)	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	Brazil
Tin (Sn)	Charter Wire	United States
Tin (Sn)	Chemtreat Consultant	India
Tin (Sn)	Chengfeng Metals Co Pte Ltd	Singapore
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China
Tin (Sn)	Chenzhou Yunxiang Mining Smelting Compang LTD	China
Tin (Sn)	Chernan Technology Co, Ltd	Taiwan
Tin (Sn)	Chiafar Industrial Factory Co, Ltd	Taiwan
Tin (Sn)	China Hongqiao Group	China
Tin (Sn)	China Rare Metal Material Company	China
Tin (Sn)	China Tin Group Co., Ltd.	China
Tin (Sn)	Cienega RC	Mexico
Tin (Sn)	CIMSA, S.A.	Spain
Tin (Sn)	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin (Sn)	Colombia RC	Colombia
Tin (Sn)	Colonial Metals	United States
Tin (Sn)	Complejo Metalurgico Vinto S.A.	Bolivia
Tin (Sn)	Cooérativa Produtores de Cassiterita	Brazil
Tin (Sn)	Cookson Alpha Metals(Shenzhen)Co.Ltd	China
Tin (Sn)	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin (Sn)	CSC Pure Technologies	Russian Federation

Metal	Smelter Name	Smelter Country
Tin (Sn)	CV Ayi Jaya	Indonesia
Tin (Sn)	CV Duta Putra Bangka	Indonesia
Tin (Sn)	CV Gita Pesona	Indonesia
Tin (Sn)	CV Makmur Jaya	Indonesia
Tin (Sn)	CV Serumpun Sebalai	Indonesia
Tin (Sn)	CV United Smelting	Indonesia
Tin (Sn)	CV Venus Inti Perkasa	Indonesia
Tin (Sn)	Dae Chang Ind Co, Ltd	Republic of Korea
Tin (Sn)	Dae Kil	Republic of Korea
Tin (Sn)	Darley Dale Smelter	United Kingdom
Tin (Sn)	Dongguan Qiandao Tin Co., Ltd	China
Tin (Sn)	Dongguan Yuecheng Tin Industry Co Ltd	China
Tin (Sn)	Dowa	Japan
Tin (Sn)	Dr.-Ing. Max Schloetter GmbH & Co. KG	Germany
Tin (Sn)	Eagle Brass	United States
Tin (Sn)	EFD INC.	United States
Tin (Sn)	Egli Fischer	Switzerland
Tin (Sn)	Electroloy Metal (Shenzhen) Co, Ltd	China
Tin (Sn)	Electroloy Metal PTE Ltd	Singapore
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Co.	Vietnam
Tin (Sn)	Elmet S.L.U. (Metallo Group)	Spain
Tin (Sn)	EM Vinto	Bolivia
Tin (Sn)	Empresa Metallurgica Vinto	Bolivia
Tin (Sn)	Estanho de Rondônia S.A.	Brazil
Tin (Sn)	Exim Americana	Mexico
Tin (Sn)	Eximetal S.A.	Argentina
Tin (Sn)	Feinhütte Halsbrücke GmbH	Germany
Tin (Sn)	Fenix Metals	Poland
Tin (Sn)	Florence Recycle Center	United States
Tin (Sn)	Foshan Nanhai Tong Ding Metal Company. Ltd.	China
Tin (Sn)	Fracsa Alloys, S.A.	Mexico
Tin (Sn)	Fry's Metals Inc/dba Alpha	United States
Tin (Sn)	Fuji Metal Mining Corp	Japan
Tin (Sn)	Fundição Regali	Brazil
Tin (Sn)	G.A. Avril Company	United States
Tin (Sn)	Garcia RC	Mexico
Tin (Sn)	GEJIU GOLD SMELTER MINERALS CO.,LTD	China
Tin (Sn)	Gejiu Jinge Mining Co	China
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	China
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin (Sn)	Geofeli Comercio de Metais Ltd	Brazil
Tin (Sn)	Glencore Canada	Canada
Tin (Sn)	Gnutti Carlo S.p.A.	Italy
Tin (Sn)	Gold Bell Group	China
Tin (Sn)	Gomat-e-k	Germany
Tin (Sn)	Grant Manufacturing & Alloying, Inc	United States
Tin (Sn)	GuangDong Jiatian Stannum Products Co., Ltd	China

Metal	Smelter Name	Smelter Country
Tin (Sn)	Guangxi Liuzhou Huaxi Group	China
Tin (Sn)	Guangxi Pinggui PGMA Co., Ltd	China
Tin (Sn)	Guangxi Zhongshan Jinyi Smelting Co., Ltd	China
Tin (Sn)	Guangzhou Pacific Tinplate Co, Ltd	China
Tin (Sn)	Guanxi China Tin Group Co, Ltd	China
Tin (Sn)	H. Kramer and Company	United States
Tin (Sn)	Hai Yuxin Xi Zhuhai Co., Ltd.	China
Tin (Sn)	Hawkins, Inc.	United States
Tin (Sn)	Hayes Metals Pty Ltd	New Zealand
Tin (Sn)	Hechi Shuanglong Metallurgical Chemical Co, Ltd	China
Tin (Sn)	Heraeus Materials Technology GmbH & Co. KG	Germany
Tin (Sn)	Heraeus Technology Center	Hong Kong
Tin (Sn)	Hongqiao Metals (Kunshan) Co., Ltd.	China
Tin (Sn)	Huayou	Taiwan
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	China
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	China
Tin (Sn)	Hunan Xianghualing tin Co. ltd	China
Tin (Sn)	Huron Valley Steel Corp	United States
Tin (Sn)	Hyundai Steel	Republic of Korea
Tin (Sn)	Impag AG CH-Zürich	Switzerland
Tin (Sn)	Imperial Zinc Corp	United States
Tin (Sn)	Indonesia Tin Corp	Indonesia
Tin (Sn)	Industria Brasileira de Ferroligas Ltda	Brazil
Tin (Sn)	Industrial Minera Mexico S.A.	Mexico
Tin (Sn)	Ing.Josef Kořínek	Czech Republic
Tin (Sn)	ISHIKAWA METAL CO.,LTD.	Japan
Tin (Sn)	i-TSCL	Germany
Tin (Sn)	Jau Janq Enterprise Co, Ltd	Taiwan
Tin (Sn)	Jau Janq Grik Perak Malaysia	Malaysia
Tin (Sn)	Jean Goldschmidt International SA	Belgium
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin (Sn)	JX Nippon Mining & Metals Co., Ltd	Japan
Tin (Sn)	Kaimeng (Gejiu) Industry and Trade Co., Ltd.	China
Tin (Sn)	Karas Metal Finishing & Plating Services Ltd	United Kingdom
Tin (Sn)	Kewei Tin Co., Ltd	China
Tin (Sn)	Kiesow Dr Brinkmann GmbH & Co	Germany
Tin (Sn)	Kihong T&G	Indonesia
Tin (Sn)	KME France	France
Tin (Sn)	KME Germany GmbH & Co	Germany
Tin (Sn)	Koepp Schaum GmbH	Germany
Tin (Sn)	Koki Products Co. Ltd.	Thailand
Tin (Sn)	Kovohute Pribram Nastupnicka, A.S.	Czech Republic
Tin (Sn)	Krautscheid RC	Germany
Tin (Sn)	KU PING ENTERPRISE CO., LTD.	China
Tin (Sn)	Kunshan Chingli Tin Company Ltd	China
Tin (Sn)	Kupol	Russian Federation
Tin (Sn)	Lai'bin China Tin Smelting Ltd.	China
Tin (Sn)	LANGFANG BONDTRON ELECTRONIC MATERIALS CO., LTD.	China
Tin (Sn)	Linwu Xianggui Ore Smelting Co., Ltd.	China

Metal	Smelter Name	Smelter Country
Tin (Sn)	M&R Claushuis BV	Netherlands
Tin (Sn)	MacDermid GmbH	Germany
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin (Sn)	Malaysia Smelting Corporation (MSC)	Malaysia
Tin (Sn)	MARCO METALES DE MEXICO,S. DE R.L. DE C.V.	Mexico
Tin (Sn)	MCP HEK GmbH	Germany
Tin (Sn)	Medeko Cast S.R.O.	Slovakia
Tin (Sn)	Melt Metais e Ligas S.A.	Brazil
Tin (Sn)	Metahub Industries Sdn. Bhd.	Malaysia
Tin (Sn)	Metallic Resources, Inc.	United States
Tin (Sn)	Metallo-Chimique N.V.	Belgium
Tin (Sn)	Midland Industries, Inc.	United States
Tin (Sn)	Minchali Metal Indust	Taiwan
Tin (Sn)	Mineração Taboca S.A.	Brazil
Tin (Sn)	Mineral-Metal s.r.o.	Czech Republic
Tin (Sn)	Mining & Chemical Products (MCP) Ltd. UK	United Kingdom
Tin (Sn)	Minmetals ganzhou Tin Co. Ltd.	China
Tin (Sn)	Minsur	Peru
Tin (Sn)	Mitsubishi Materials Corporation	Japan
Tin (Sn)	Mitsui Mining and Smelting Co., Ltd.	Japan
Tin (Sn)	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin (Sn)	Nathan Trotter & Co., Inc.	United States
Tin (Sn)	Neuhaus GmbH	Germany
Tin (Sn)	Ney Metals and Alloys	United States
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin (Sn)	Nihon Kagaku Sangyo Co., Ltd	Japan
Tin (Sn)	Nihon Superior Co.,	Japan
Tin (Sn)	NINGBO CITY CHANGZHEN COPPER CO.,LTD	China
Tin (Sn)	Norteña de Metales, SA	Spain
Tin (Sn)	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	Philippines
Tin (Sn)	Operaciones Metalurgical S.A.	Bolivia
Tin (Sn)	Phoenix Metal Ltd.	Rwanda
Tin (Sn)	Pireks Bakir Alasimlari AS	Turkey
Tin (Sn)	Poongsan Corporation	Republic of Korea
Tin (Sn)	Posco	Republic of Korea
Tin (Sn)	Prifer Com de Sucata	Brazil
Tin (Sn)	Primeyoung Metal (Zhuhai) Industrial Co, Ltd	China
Tin (Sn)	PT Alam Lestari Kencana	Indonesia
Tin (Sn)	PT Aries Kencana Sejahtera	Indonesia
Tin (Sn)	PT Artha Cipta Langgeng	Indonesia
Tin (Sn)	PT ATD Makmur Mandiri Jaya	Indonesia
Tin (Sn)	PT Babel Inti Perkasa	Indonesia
Tin (Sn)	PT Babel Surya Alam Lestari	Indonesia
Tin (Sn)	PT Bangka Kudai Tin	Indonesia
Tin (Sn)	PT Bangka Prima Tin	Indonesia
Tin (Sn)	PT Bangka Putra Karya	Indonesia
Tin (Sn)	PT Bangka Timah Utama Sejahtera	Indonesia

Metal	Smelter Name	Smelter Country
Tin (Sn)	PT Bangka Tin Industry	Indonesia
Tin (Sn)	PT Banka Kudai Tin	Indonesia
Tin (Sn)	PT Belitung Industri Sejahtera	Indonesia
Tin (Sn)	PT BilliTin Makmur Lestari	Indonesia
Tin (Sn)	PT Bukit Timah	Indonesia
Tin (Sn)	PT Cipta Persada Mulia	Indonesia
Tin (Sn)	PT CITRALOGAM ALPHASEJAHTERA	Indonesia
Tin (Sn)	PT Dona Jaya Kembara	Indonesia
Tin (Sn)	PT DS Jaya Abadi	Indonesia
Tin (Sn)	PT Eunindo Usaha Mandiri	Indonesia
Tin (Sn)	PT Fang Di MulTindo	Indonesia
Tin (Sn)	PT HP Metals Indonesia	Indonesia
Tin (Sn)	PT Indra Eramulti Logam Industri	Indonesia
Tin (Sn)	PT Inti Stania Prima	Indonesia
Tin (Sn)	PT Justindo	Indonesia
Tin (Sn)	PT Karimun Mining	Indonesia
Tin (Sn)	PT KOBA TIN	Indonesia
Tin (Sn)	PT Mitra Stania Prima	Indonesia
Tin (Sn)	PT Panca Mega Persada	Indonesia
Tin (Sn)	PT Pelat Timah Nusantara Tbk	Indonesia
Tin (Sn)	PT Prima Timah Utama	Indonesia
Tin (Sn)	PT Rajwa International	Indonesia
Tin (Sn)	PT Refined Bangka Tin	Indonesia
Tin (Sn)	PT Sariwiguna Binasentosa	Indonesia
Tin (Sn)	PT Seirama Tin Investment	Indonesia
Tin (Sn)	PT Solder Indonesia	Indonesia
Tin (Sn)	PT Stanindo Inti Perkasa	Indonesia
Tin (Sn)	PT Sukses Inti Makmur	Indonesia
Tin (Sn)	PT Sumber Jaya Indah	Indonesia
Tin (Sn)	PT Supra Sukses Trinusa	Indonesia
Tin (Sn)	PT Timah (Persero) Tbk Kundur	Indonesia
Tin (Sn)	PT Timah (Persero) Tbk Mentok	Indonesia
Tin (Sn)	PT Tinindo Inter Nusa	Indonesia
Tin (Sn)	PT Tirus Putra Mandiri	Indonesia
Tin (Sn)	PT Tommy Utama	Indonesia
Tin (Sn)	PT Toyota Tsusho Corporation	Indonesia
Tin (Sn)	PT Wahana Perkit Jaya	Indonesia
Tin (Sn)	PT Yinchendo Mining Industry	Indonesia
Tin (Sn)	PT.HANJAYA PERKASA METALS	Indonesia
Tin (Sn)	Qualitek delta philippines	Philippines
Tin (Sn)	Rahman Hydraulic Tin Berhad	Malaysia
Tin (Sn)	Redsun Metal Ind Co Ltd	Taiwan
Tin (Sn)	Resind Indústria e Comércio Ltda.	Brazil
Tin (Sn)	Reynolds Metal Company	France
Tin (Sn)	Rohm & Haas	Germany
Tin (Sn)	Roiwow Industrial & Trading Company	China
Tin (Sn)	Rui Da Hung	Taiwan
Tin (Sn)	S. Izaguirre SA	Spain
Tin (Sn)	Sacal (Societa Alluminio Carisio S.p.A.)	Italy

Metal	Smelter Name	Smelter Country
Tin (Sn)	Samatron	Republic of Korea
Tin (Sn)	San-Etsu Metals Co, Ltd	Japan
Tin (Sn)	Sarbak Metal San.Ve Tic. A.S.	Turkey
Tin (Sn)	Senju Industry	Japan
Tin (Sn)	Senju Metal Industry Co., Ltd.	Bolivia
Tin (Sn)	Sevotrans GmbH	Germany
Tin (Sn)	SGS BOLIVIA S.A.	Bolivia
Tin (Sn)	Shan Tou Shi Yong Yuan Jin shu Zai Sheng Co., Ltd.	China
Tin (Sn)	Shanghai Hubao Coppe	China
Tin (Sn)	Shanghai Sigma Metals Inc.	China
Tin (Sn)	Shapiro Metals	United States
Tin (Sn)	Shen Zhen Rui Yun Feng Magnetic Industry Co., Ltd	China
Tin (Sn)	Shenzhen Aijiafa Industrial Co., Ltd.	China
Tin (Sn)	Shenzhen Anchen Soldering Tin Products Co, Ltd	China
Tin (Sn)	Shenzhen Chemicals & Light Industry Co., Ltd.	China
Tin (Sn)	Shenzhen Honghe Yunguan Tin Co., Ltd.	China
Tin (Sn)	Shenzhen Kaixin Technology	China
Tin (Sn)	SIPI METALS CORP	United States
Tin (Sn)	Sizer Metals PTE	Singapore
Tin (Sn)	Soft Metais Ltda.	Brazil
Tin (Sn)	Solder Coat Co., Ltd.	Japan
Tin (Sn)	Solnet Metal Industry Co.，Ltd	Taiwan
Tin (Sn)	Spectro Alloys	United States
Tin (Sn)	Standard Lublin Sp. z o.o. (intermediary)	Poland
Tin (Sn)	Sumitomo Metal Mining Co., Ltd.	Japan
Tin (Sn)	Super Dragon Technology Co. Ltd.	Taiwan
Tin (Sn)	swissmetal	Switzerland
Tin (Sn)	Taboca/Paranapanema	Brazil
Tin (Sn)	TaeguTec Ltd.	Republic of Korea
Tin (Sn)	Taicang Nancang Metal Meterials Co., Ltd.	China
Tin (Sn)	Taiwan Totai Co, Ltd	Taiwan
Tin (Sn)	Technic Inc.	United States
Tin (Sn)	Teck Metals LTD	Canada
Tin (Sn)	Termomecanica	Brazil
Tin (Sn)	Thaisarco	Thailand
Tin (Sn)	ThyssenKrupp	Germany
Tin (Sn)	Tianjin Huamei Metals Company	Germany
Tin (Sn)	Tisamatic	Mexico
Tin (Sn)	Todini and Co S.p.A.	Italy
Tin (Sn)	Traxys	France
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin (Sn)	Ultracore Co.,Ltd.	Thailand
Tin (Sn)	Uni Bros Metal Pte. Ltd.	Singapore
Tin (Sn)	UNIFORCE METAL INDUSTRIAL CORP.	Taiwan
Tin (Sn)	Univertical Corporation	United States
Tin (Sn)	Vedani Carlo Metalli	Italy
Tin (Sn)	Vishay Intertechnology	China
Tin (Sn)	Vitkovicke slevarny spol. s.r.o.	Czech Republic
Tin (Sn)	VQB Mineral and Trading Group JSC	Vietnam

Metal	Smelter Name	Smelter Country
Tin (Sn)	Wang Yu Manufacturing Co. Ltd.	China
Tin (Sn)	Watanabe Electric Plating co.	Japan
Tin (Sn)	Welley Solder Corporation	Taiwan
Tin (Sn)	Well-Lin Enterprise Co Ltd	Taiwan
Tin (Sn)	Westfalenzinn	Germany
Tin (Sn)	Westmetall GmbH & Co.KG	Germany
Tin (Sn)	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin (Sn)	Wieland Group GmbH	Germany
Tin (Sn)	Wieland Metals	United States
Tin (Sn)	Wilhelm Grillo Handelsgesellschaft GmbH	Germany
Tin (Sn)	Wilhelm Westmetall	Germany
Tin (Sn)	Winter Metalle GmbH	Germany
Tin (Sn)	WKK PCB Trading Ltd	China
Tin (Sn)	Wonil Metal Co Ltd	Republic of Korea
Tin (Sn)	Wujiang City Luxu Tin Factory	China
Tin (Sn)	Wuxi Nanxi Electronic Co Ltd	China
Tin (Sn)	Wuxi Shi Yi Zheng Ji Xie She Bei Company	China
Tin (Sn)	WUXI YUNXI SANYE SOLDER FACTORY	China
Tin (Sn)	Xia Yi Metal Industries (shares) Ltd.	China
Tin (Sn)	Xianghualing Tin Industry Co., Ltd.	China
Tin (Sn)	Xin Furukawa Metal Co, Ltd	China
Tin (Sn)	Xin Tongding	China
Tin (Sn)	Yantai Zhaojin Precious Metals Co., Ltd.	China
Tin (Sn)	Yechiu Metal Recycling Ltd.	China
Tin (Sn)	Yi Quan Manufacturing	China
Tin (Sn)	Yifeng Tin Industry (Chenzhou) Co., Ltd.	China
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin (Sn)	Yunnan Chengo Electric Smelting Plant	China
Tin (Sn)	Yunnan Tin Group (Holding) Company Limited	China
Tin (Sn)	Yuntinic Chemical GmbH	Germany
Tin (Sn)	Zhongjin Gold Corporation Limited	China
Tin (Sn)	Zhuhai Horyison Solder Co.,Ltd	China
Tin (Sn)	Zhuzhou Smelter Group Ltd	China
Tungsten (W)	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten (W)	Alluter Technology (Shenzhen) Co., Ltd.	China
Tungsten (W)	Alta Group	United States
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten (W)	Axis Material Limited	Japan
Tungsten (W)	Central Glass / Japan	Japan
Tungsten (W)	ChangChun up-optech	China
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten (W)	China Minmetals Nonferrous Metals Co., Ltd.	China
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten (W)	COOKSON SEMPSA	Spain
Tungsten (W)	CWB Materials	United States
Tungsten (W)	DAIDO STEEL	Japan
Tungsten (W)	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten (W)	Degutea	Republic of Korea

Metal	Smelter Name	Smelter Country
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten (W)	Ganxian Shirui New Material Co., Ltd.	China
Tungsten (W)	Ganzhou Grand Sea W & Mo Group Co Ltd	China
Tungsten (W)	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China
Tungsten (W)	Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.	China
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten (W)	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten (W)	Ganzhou Tejing Tungsten & Molybdenum Co., Ltd. (GZTJ)	China
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten (W)	Gerard Daniel Worldwide	United States
Tungsten (W)	Global Tungsten & Powders Corp.	United States
Tungsten (W)	Golden Egret Special Alloy Co. Ltd.	China
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten (W)	H.C. Starck GmbH	Germany
Tungsten (W)	HengYang Yuan Jing Tungsten Co., Ltd	China
Tungsten (W)	Heyuan carbide co., LTD	China
Tungsten (W)	Hitachi Metals, Ltd.	Japan
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten (W)	Hydrometallurg, JSC	Russian Federation
Tungsten (W)	Izawa Metal Co., Ltd	Japan
Tungsten (W)	Jada Electronic limited (JX Nippon Mining&Matel Co., Ltd)	Japan
Tungsten (W)	Jangxi Rare Earth & Rare Metals Tungsten Group Corp	China
Tungsten (W)	Japan New Metals Co., Ltd.	Japan
Tungsten (W)	Jiangsu Hetian Technological Material Co., Ltd	China
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten (W)	Jiangxi Tungsten Industry Group Co Ltd	China
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten (W)	JX Nippon Mining & Metals Co., Ltd	Japan
Tungsten (W)	Kanto Denka Kogyo Co., Ltd.	Japan
Tungsten (W)	Kennametal Fallon	United States
Tungsten (W)	Kennametal Firth Sterling	United States
Tungsten (W)	Kennametal Huntsville	United States
Tungsten (W)	Kyoritsu Gokin Co., Ltd	Japan
Tungsten (W)	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	China
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten (W)	Meterion Advanced Materials	United States
Tungsten (W)	Micro 100	United States
Tungsten (W)	Midwest Tungsten Wire Co.	United States
Tungsten (W)	Minpro Recycling AB	Sweden

Metal	Smelter Name	Smelter Country
Tungsten (W)	Nanchang Cemented Carbide LLC	China
Tungsten (W)	Nankang Huifeng Tungsten Industry Co., Ltd	China
Tungsten (W)	Niagara Refining LLC	United States
Tungsten (W)	Ninghua Xingluokeng Tungsten Mine Co., Ltd.	China
Tungsten (W)	Nippon Micrometal Cop	Japan
Tungsten (W)	Nippon Tungsten C, Ltd	Japan
Tungsten (W)	North American Tungsten Corporation Ltd.	Canada
Tungsten (W)	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten (W)	Pobedit, JSC	Russian Federation
Tungsten (W)	Saganoseki Smelter & Refinery	Japan
Tungsten (W)	Sandvik Mining	United States
Tungsten (W)	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten (W)	Sendi (Japan): Kyocera Corporation	Japan
Tungsten (W)	Sincemat Co, Ltd	China
Tungsten (W)	Sumitomo Metal Mining Co. Ltd.	Japan
Tungsten (W)	Sunaga Tungsten Industrial Co	Japan
Tungsten (W)	Sylhan LLC	United States
Tungsten (W)	TaeguTec LTD.	Republic of Korea
Tungsten (W)	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	Japan
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten (W)	Toshiba Materials Co, Ltd	China
Tungsten (W)	Tosoh	Japan
Tungsten (W)	Triumph Northwest	United States
Tungsten (W)	ugitech	France
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten (W)	Voss Metals Company, Inc.	United States
Tungsten (W)	Wolfram Bergbau und Hütten AG	Austria
Tungsten (W)	Wolfram Company CJSC	Russian Federation
Tungsten (W)	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd	China
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten (W)	Zhuzhou Cemented Carbide Group Co Ltd	China
Tungsten (W)	Zigong Dingli Alloy Co., Ltd.	China

Annex II

Countries of Origin of Mineral Processed by Supplier-Reported Smelters and Refiners

ARGENTINA	NETHERLANDS
AUSTRALIA	NEW ZEALAND
AUSTRIA	PERU
BELGIUM	PHILIPPINES
BOLIVIA	POLAND
BRAZIL	RUSSIAN FEDERATION
CANADA	RWANDA
CHILE	SAUDI ARABIA
CHINA	SINGAPORE
COLOMBIA	SLOVAKIA
CZECH REPUBLIC	SOUTH AFRICA
ESTONIA	SPAIN
ETHIOPIA	SUDAN
FRANCE	SWEDEN
GERMANY	SWITZERLAND
HONG KONG	TAIWAN
INDIA	THAILAND
INDONESIA	TURKEY
ITALY	UNITED ARAB EMIRATES
JAPAN	UNITED KINGDOM
KAZAKHSTAN	UNITED STATES
REPUBLIC OF KOREA	UZBEKISTAN
KYRGYZSTAN	VIET NAM
MALAYSIA	ZIMBABWE
MEXICO